                                                                    EXHIBIT 99.1


                    [GOLDEN STATE BANCORP NEWS LETTERHEAD]


FOR INFORMATION CONTACT:      Ken Preston     (818) 409-4550
                              Jeff Misakian   (818) 500-2824

FOR IMMEDIATE RELEASE

                          GOLDEN STATE BANCORP REPORTS
                       FOURTH QUARTER AND YEAREND RESULTS

      --Quarterly net operating earnings up 53 percent over last year-- --Fiscal year net operating earnings up 50 percent over last year--
        --Checking account deposits grow 51 percent year over year--
                   --Credit quality continues to improve--

          GLENDALE, CA, July 21, 1998 - Golden State Bancorp (NYSE:GSB), parent company of Glendale Federal Bank, today reported net earnings for the fiscal 1998 fourth quarter ended June 30 of $39.3 million, or $0.51 per diluted share. This compares to net earnings of $24.3 million, or $0.36 per diluted share, for the 1997 fiscal fourth quarter. Net earnings for fiscal 1998 were $128.7 million, or $1.78 per diluted share, compared with net earnings of $50.4 million, or $0.64 per diluted share, for fiscal 1997.

          Excluding non-recurring items described below and their related tax impact, 1998 fourth quarter net operating earnings would have been $43.5 million, or $0.57 per diluted share, a 53 percent improvement over the previous year's fourth quarter net operating earnings of $28.4 million, or $0.42 per diluted share. Net operating earnings for fiscal 1998 would have been $143.8 million, or $1.99 per diluted share, a 50 percent increase over the net operating earnings for fiscal 1997 of $96.2 million, or $1.43 per diluted share.

          Stephen J. Trafton, chairman and chief executive officer, commented, "This is the company's fifth consecutive year of improved operating results, reflecting the momentum that continues to build within our company. The growth in our business lines includes both higher loan originations and increased demand deposit accounts, fueling an increase in net interest margins and higher fee income over last year. Credit quality continues to improve as non-performing assets, delinquent loans and charge-offs continued to decline from the prior quarter and year to reach the lowest levels in over a decade.

          "This quarter's earnings also reflect significant progress toward the accomplishment of the intermediate-term goals we set for ourselves just one year ago. For example, our annualized operating return on average assets was nearly one percent this quarter, and our annualized operating return on average equity for the quarter was 13.5 percent, compared to our goals of one percent and 15 percent, respectively. Our interest rate spread of 2.89 percent was close to our goal of 3.00 percent and our ratio of checking accounts to total deposits at the end of the quarter


                                   - more -
was 17 percent, approaching our 20 percent goal. The ratio of non-performing assets to total assets of 0.74 percent was well below our goal of one percent."

          Non-recurring items in the fiscal 1998 fourth quarter results included pre-tax restructuring charges of $3.5 million related to recent acquisitions and the distribution of Golden State's Litigation Tracking Warrants(TM) (LTW(TM)s), and pre-tax legal expenses of $3.8 million related to Glendale Federal's supervisory goodwill litigation against the federal government. Non-recurring items in the fiscal 1997 fourth quarter results included a $3.2 million pre-tax reversal of a portion of the bank's Savings Association Insurance Fund (SAIF) special assessment accrual and pre-tax goodwill litigation expenses of $10.3 million.

          Non-recurring items in fiscal 1998 included $19.0 million in pre-tax legal expenses related to the bank's goodwill litigation and $6.9 million in restructuring charges related to acquisitions and the distribution of LTW(TM)s. Non-recurring items in fiscal 1997 included a pre-tax charge of $55.5 million for the special SAIF assessment and pre-tax legal expenses for the goodwill litigation of $24.1 million. In addition, preferred stock conversions reduced earnings by $0.07 per diluted share in fiscal 1997.

          The bank's annualized return on average assets for the fiscal 1998 fourth quarter was 0.88 percent, compared with 0.62 percent in the fourth quarter of fiscal 1997. Excluding non-recurring items, the annualized return on average assets for the fiscal 1998 fourth quarter was 0.98 percent, compared with 0.73 percent in the fourth quarter of fiscal 1997. The bank's annualized return on average equity for the fiscal 1998 fourth quarter was 12.19 percent, compared with 9.64 percent in the fourth quarter of fiscal 1997. Excluding non-recurring items, the annualized return on average equity for the fiscal 1998 fourth quarter was 13.50 percent, compared with 11.27 percent in the 1997 fiscal fourth quarter.

          Returns on average assets and average equity for fiscal 1998 were 0.78 percent and 11.42 percent, respectively, compared with 0.33 percent and 5.14 percent, respectively, last year. Excluding non-recurring items, return on average assets was 0.87 percent in fiscal 1998 and return on average equity was
12.76 percent, compared with a return on average assets of 0.63 percent and a return on average equity of 9.81 percent last year.

          Trafton commented, "Our return on average assets continued to grow in fiscal 1998. Our pre-tax reported and operating returns on average assets for fiscal 1998 were 1.34 percent and 1.49 percent, respectively."

NET INTEREST INCOME
-------------------

          Net interest income totaled $119.7 million in the fourth quarter of fiscal 1998, up 19.8 percent from $99.9 million in the comparable quarter last year, and up 11.2 percent from the $107.7 million in the previous quarter. The increase in net interest income in the current quarter was primarily due to the combination of a decrease in the cost of funds as a result of increased checking and demand deposits and a higher balance of interest-earning assets, including those acquired in the recent acquisition of CENFED Financial Corporation. Net interest income totaled $440.2 million for the fiscal year ended June 30, 1998, an increase of 16.1 percent over the corresponding 1997 period amount of $379.0 million.

          The bank's interest rate spread at June 30, 1998 increased 21 basis points to 2.89 percent from the 2.68 percent reported at June 30, 1997, but was down 6 basis points from the previous quarter end. Adjusted for the dollar amounts of interest-earning assets and interest-bearing liabilities, the interest rate spread was 2.99 percent at June 30, 1998, compared with 2.79 percent at June 30, 1997 and 3.08 percent at March 31, 1998. The decrease in the interest rate spread over the previous quarter was primarily due to a decline in the yield on interest-earning assets, reflecting the prepayment of higher-yielding loans and mortgage-backed securities, and to the effect of the acquisition of CENFED Financial.

          Trafton commented, "The current interest rate environment has made it difficult for thrift institutions to increase their mortgage loan portfolios due to prepayments of existing loans and borrowers' preference for fixed rate loans. However, our aggressive focus on the acquisition of checking accounts and the addition of prime rate-based business and consumer lending relationships has helped offset the recent margin pressure created by mortgage loan prepayments and has contributed to the steady increase in our fee income. The addition of checking accounts will help to mitigate the effect of loan prepayments in any interest rate cycle and allow us to add a valuable customer base that can be built upon in future years."

CREDIT COSTS AND ASSET QUALITY
------------------------------

          The company recorded a credit of $2.1 million in the provision for loan losses in the fiscal 1998 fourth quarter. Provisions for loan losses were $3.9 million and a credit of $1.6 million, respectively, in the fiscal 1997 fourth quarter and the fiscal 1998 third quarter. The company recorded a credit of $1.7 million in the provision for loan losses for fiscal 1998, versus a provision of $25.2 million in the year-ago period. The provision for loan losses has declined from prior periods primarily because of the improving California economy and the continued improvement in asset quality.

          Net charge-offs to the allowance for loan losses were $4.7 million in the fourth quarter of fiscal 1998, compared with $9.1 million a year ago and $7.4 million last quarter. For fiscal 1998, net charge-offs totaled $22.5 million, compared with $52.3 million in fiscal 1997. The annualized ratio of net charge-offs to average loans in the 1998 fiscal fourth quarter was 14 basis points, versus 31 basis points a year ago and 25 basis points last quarter. For fiscal 1998, the ratio of net charge-offs to average loans was 18 basis points, versus 46 basis points in fiscal 1997.

          Non-performing assets, which include non-accrual loans and other real estate owned (REO), totaled $134.3 million at June 30, 1998, or 0.74 percent of total assets, a 34.5 percent decrease from the $205.0 million, or 1.26 percent of total assets, reported at June 30, 1997 and a 2.4 percent decline from the $137.6 million, or 0.86 percent of total assets, reported at March 31, 1998. Restructured loans totaled $21.5 million at June 30, 1998, compared with $31.1 million at June 30, 1997 and $20.1 million at March 31, 1998. Delinquent loans, including those delinquent more than 90 days, totaled $184.3 million, a 14.4 percent decline from the $215.3 million reported at June 30, 1997, and a 2.0 percent decline from the $188.0 million reported at March 31, 1998. The June 30, 1998 data include the effect of the addition of the CENFED Financial loan portfolios during the quarter. The decrease in non-performing assets and delinquent loans reflects continued improvement in the California economy.

          The allowance for loan losses totaled $156.5 million at June 30, 1998, compared with $163.8 million at June 30, 1997, and $146.4 million at March 31, 1998. The ratios of allowance to non-accrual loans and total gross loans at June 30, 1998 were 163 percent and 1.1 percent, respectively, compared with 117 percent and 1.4 percent, respectively, at June 30, 1997. At March 31, 1998, the comparable ratios were 142 percent and 1.2 percent, respectively.

          Income from REO operations totaled $1.5 million in the current quarter, compared with a loss of $0.7 million in the same quarter last year and income of $2.8 million in the previous quarter. Income from REO operations in fiscal 1998 totaled $3.1 million, versus a loss of $6.6 million in fiscal 1997. The income reported from REO operations was primarily due to the addition of fewer REO properties, especially larger non-residential and multi-family residential properties, than last year, and to recoveries of reserves upon REO sales.

OTHER INCOME
------------

          Loan servicing income for the quarter ended June 30, 1998 declined
34.0 percent to $5.5 million from $8.3 million in the same quarter last year, and declined 8.5 percent from the $6.0 million recorded in the March 31, 1998 quarter. For fiscal 1998, loan servicing income decreased 15.5 percent to $28.6 million, versus $33.8 million in fiscal 1997. The decreases in loan servicing income were principally due to the increased amortization of the loan servicing assets resulting from higher actual and anticipated repayments of the underlying servicing portfolio. If interest rates were to continue to decline significantly, the company could experience an adverse impact on earnings due to a shrinking loan servicing portfolio and an impairment to the value of the loan servicing assets.

          Other fees and service charges for the fourth quarter of fiscal 1998 increased by 23.2 percent to $19.3 million, compared with $15.7 million in the same period last year, and increased by 9.9 percent from the $17.6 million reported in the previous quarter. For fiscal 1998, other fees and service charges increased by 22.2 percent to $69.5 million from $56.9 million in fiscal 1997. The increase in fee income is primarily a result of increased demand deposit accounts, an expanded ATM network and higher ATM and loan-related fees.

NON-INTEREST EXPENSE AND EFFICIENCY RATIO
-----------------------------------------

          General and administrative expenses for the 1998 fiscal fourth quarter were $77.2 million, compared with $67.8 million in the year-ago quarter and $73.0 million in the previous quarter. For fiscal 1998, general and administrative expenses totaled $293.7 million, versus $263.2 million in fiscal 1997. Factors affecting the increase in expenses included recent acquisitions, including CENFED Financial, the cost of implementing new business lines, the cost of technology related to year 2000 systems improvements and new branch openings. Excluding these factors, general and administrative expenses for the 1998 fourth quarter and fiscal year were essentially unchanged from a year ago.

          During fiscal 1998, the bank added a net 30 new branches in California, including opening 18 through de novo expansion and 12 through acquisitions. These include a combination of new full-service branches, supermarket branches and branches inside Kinko's Inc. locations in California. Trafton commented, "We've invested a considerable amount in building our branch franchise, as well as expanding our ATM network into off-site locations in McDonald's restaurants, Kinko's Copy Stores and United Artists Theatres. While the expansion has required a considerable investment, the investments we make today should provide added returns in the future for Golden State Bancorp stockholders and the new banking company."

          Glendale Federal's efficiency ratio (general and administrative expenses divided by net interest income plus loan servicing and other fee income) was 53.4 percent in the 1998 fiscal fourth quarter, versus 54.8 percent in the comparable quarter last year and 55.6 percent in the 1998 fiscal third quarter. For the full 1998 fiscal year, the efficiency ratio was 54.6 percent, versus 56.0 percent in fiscal 1997.

ASSETS, LIABILITIES AND EQUITY
------------------------------

          Glendale Federal's total assets grew by 11.7 percent to $18.1 billion at June 30, 1998, compared with $16.2 billion at June 30, 1997. Total assets were $15.9 billion at March 31, 1998. The $1.9 billion increase in total assets during fiscal 1998 was principally due to the acquisition of CENFED Financial in April 1998 and loan purchases. Loans receivable increased to $13.8 billion at June 30, 1998 from $11.9 billion at June 30, 1997. Deposits totaled $10.7 billion at June 30, 1998, versus the $9.4 billion at June 30, 1997. The deposit increase was primarily due to the CENFED Financial acquisition.

          During fiscal 1998, Glendale Federal Bank had one of the fastest growing checking account bases of any major California bank. The bank opened more than 113,800 new accounts, contributing to a 23 percent increase in retail checking account balances. Including balances added through acquisitions and mortgage loan servicing accounts, checking accounts increased 51 percent in fiscal 1998 to a total of $1.8 billion.

          "Our extraordinary year-over-year growth in lower-costing checking and daily access account deposits has not abated," Trafton said. "Over the past three years, our checking account deposits have grown an average of 41 percent each year from a base of $662 million at the end of fiscal 1995. At June 30, 1998, checking accounts and total daily access accounts represented 17 percent and 44 percent, respectively, of all deposits, versus 8 percent and 28 percent, respectively, at June 30, 1995. This notable growth has made us a leader among our peers in terms of the proportion of checking and daily access accounts to total deposits."

          Loan originations in the current quarter were $575.5 million, a 106 percent increase from the $279.2 million booked in the comparable quarter last year and 51 percent higher than the $381.6 million booked in the previous quarter. Loan originations in fiscal 1998 totaled $1.6 billion, a 96 percent increase from the $817.9 million booked in fiscal 1997. The increase in loan originations in the current quarter was primarily due to a decline in interest rates, resulting in an increase in fixed-rate mortgage lending, and an increase in business and consumer lending.

          Loan purchases totaled $1.3 billion in the current quarter, compared with $808.8 million in the same quarter last year and $675.4 million in the previous quarter. In fiscal 1998, the bank purchased $2.7 billion in loans, versus $2.4 billion in fiscal 1997.

          During fiscal 1998, the bank continued to make progress in expanding its business lines and product offerings. Commercial loans outstanding increased to $290.5 million at June 30, 1998, compared with $160.1 million a year ago and $258.8 million at March 31, 1998. Consumer loans outstanding rose to $150.1 million at June 30, 1998, versus $120.7 million a year ago and $137.8 million at March 31, 1998.

          New commitments under commercial lines of credit were $57.1 million and $276.6 million for the fourth quarter and fiscal 1998, respectively, compared with $40.7 million and $158.9 million, respectively, for the same periods in fiscal 1997. New commitments under secured and unsecured consumer lines of credit were $55.8 million and $171.4 million for the three months and fiscal year ended June 30, 1998, respectively, compared with $48.8 million and $150.8 million, respectively, for the same periods last year.

          At June 30, 1998, Glendale Federal's regulatory capital ratios continued to be in excess of the levels required by federal regulators for "well capitalized" institutions.

RECENT DEVELOPMENTS
-------------------

          FIRST NATIONWIDE MERGER - The Board of Directors has set July 6, 1998 as the record date and August 17, 1998 as the date for the stockholders' meeting called for Golden State Bancorp shareholders to vote on the company's pending merger with First Nationwide (Parent) Holdings Inc., indirect parent of California Federal Bank FSB.

          CENFED FINANCIAL ACQUISITION - Golden State completed its acquisition of CENFED Financial Corporation on April 21, 1998. CenFed Bank offices and accounts were converted to those of Glendale Federal on May 8, 1998. CENFED Financial had assets of $1.9 billion and deposits of $1.4 billion. As provided in the merger agreement, 7.4 million shares of Golden State common stock were issued in the transaction. Goodwill recorded in the merger totaled $90.5 million, which is being amortized over 15 years.

          REDFED BANCORP ACQUISITION - Golden State Bancorp completed its acquisition of RedFed Bancorp, parent company of Redlands Federal Bank, and converted RedFed's offices and accounts to Glendale Federal's offices and systems on July 11, 1998. At June 30, 1998, RedFed had assets of $1.0 billion and deposits of $859 million. Pursuant to the merger agreement, 0.68271 shares of Golden State common stock were issued for each RedFed share, equal in value to $20.75 per RedFed share. In total, Golden State issued 5.2 million common shares in the transaction. The company estimates that it will record goodwill in the RedFed merger of approximately $67 million, which will be amortized over 15 years. On a pro forma basis to reflect the merger with RedFed, Golden State had total assets of $19.1 billion and deposits of $11.6 billion.

          LTW(TM) DISTRIBUTION - The company distributed Litigation Tracking Warrants(TM) to its securities holders on May 29, 1998. The LTW(TM)as represent the right to receive, upon exercise, Golden State common stock equal in value to 85 percent of the net after-tax proceeds, if any, from Glendale Federal's pending goodwill lawsuit against the United States Government. The LTW(TM)s are the first goodwill lawsuit security to be distributed on a tax-free basis for both securities holders and the distributing institution.

          STOCK REPURCHASE PROGRAM - The company completed its stock repurchase program, which was undertaken in connection with its acquisition of RedFed Bancorp. The company repurchased 5.2 million shares of its common stock in this program, of which 4.7 million was repurchased in the June 1998 quarter.

          Golden State Bancorp, with $19 billion in assets including the recent acquisition of RedFed Bancorp, is the parent company of Glendale Federal Bank - California's leading community bank, serving the business and consumer banking needs of Californians through 209 banking offices and 25 loan offices. Customers can reach the bank by calling 1-800-41FEDUP, or get information through its Internet site at HTTP://WWW.GLENDALEFEDERAL.COM

                                      ###

               GOLDEN STATE BANCORP FOURTH QUARTER EARNINGS (a)
                             FINANCIAL HIGHLIGHTS
                     (In thousands except per-share data)
                                  (unaudited)

                                                       June 30,             March 31,            June 30,
For the Quarter Ended:                                   1998                 1998                 1997
----------------------                               -----------          -----------          -----------
Net Earnings                                        $    39,300          $    32,021          $    24,294

Net Earnings Applicable to Common Stock:
   Basic                                            $    36,775          $    29,493          $    21,766
   Diluted                                          $    39,300          $    32,021          $    24,294

Average Shares Outstanding:
   Basic                                                 57,061               51,155               50,326
   Diluted                                               76,862               71,105               68,395

Earnings Per Share:
   Basic                                            $      0.64          $      0.58          $      0.43
   Diluted                                          $      0.51          $      0.45          $      0.36

Average Balances:
   Loans receivable                                 $13,426,712          $11,775,696          $11,715,066
   Mortgage-backed securities                         2,379,553            2,269,158            2,238,509
   Investments                                          917,614              992,241              948,524
                                                    -----------          -----------          -----------
     Total interest-earning assets                  $16,723,879          $15,037,095          $14,902,099
                                                    ===========          ===========          ===========

   Deposits                                         $10,646,483          $ 9,565,517          $ 9,224,326
   Borrowings                                         5,540,008            5,020,200            5,249,676
                                                    -----------          -----------          -----------
     Total interest-bearing liabilities             $16,186,491          $14,585,717          $14,474,002
                                                    ===========          ===========          ===========
   Total assets                                     $17,768,891          $15,974,616          $15,677,159

   Stockholders' equity:
     Common                                         $ 1,174,397          $   992,193          $   893,018
     Preferred                                          115,490              115,550              115,550
                                                    -----------          -----------          -----------
       Total                                        $ 1,289,887          $ 1,107,743          $ 1,008,568
                                                    ===========          ===========          ===========

Profitability Ratios:
   Return on average assets (ROAA):
      Pre-Tax:
        Reported ROAA                                      1.47%                1.38%                1.08%
        Operating ROAA (b)                                 1.63%                1.54%                1.26%
      After-Tax:
        Reported ROAA                                      0.88%                0.80%                0.62%
        Operating ROAA (b)                                 0.98%                0.89%                0.73%
   Return on average equity (ROAE):
     Reported ROAE                                        12.19%               11.56%                9.64%
     Operating ROAE (b)                                   13.50%               12.86%               11.27%

Efficiency Ratios                                         53.43%               55.61%               54.75%

                       Highlights Continued on Next Page

               GOLDEN STATE BANCORP FOURTH QUARTER EARNINGS (a)
                       FINANCIAL HIGHLIGHTS (Continued)
                                (in thousands)
                                  (unaudited)

                                                      June 30,             March 31,             June 30,
For the Quarter Ended:                                  1998                 1998                 1997
---------------------                                ---------            ----------           ----------
Loan Volume:
   Loans originated                                  $  575,452           $  381,604           $  279,219
   Loans purchased                                    1,272,289              675,361              808,817
   Mortgage-backed securities purchased                 221,742               36,556              146,091
   Loans sold                                           104,297              104,395               20,739
   Mortgage-backed securities sold                      196,774               56,968                4,024

New Commitments Under Lines of Credit:
   Consumer                                          $   55,837           $   38,933           $   48,799
   Commercial                                            57,128               83,828               40,655
                                                     ----------           ----------           ----------
     Total                                           $  112,965           $  122,761           $   89,454
                                                     ==========           ==========           ==========

Net Charge-offs/(Recoveries) by Type:
   Single-family 1-4 units residential               $    1,817           $    2,543           $    3,674
   Multi-family residential:
     5 to 36 units                                          780                1,529                2,314
     37 or more units                                         3                  434                  593
   Non-residential real estate                            1,385                2,643                2,526
   Consumer                                                 668                  600                  244
   Commercial                                                 6                 (334)                (242)
                                                     ----------           ----------           ----------
     Total                                           $    4,659           $    7,415           $    9,109
                                                     ==========           ==========           ==========

               GOLDEN STATE BANCORP FOURTH QUARTER EARNINGS (a)
                       FINANCIAL HIGHLIGHTS (Continued)
                     (in thousands except per-share data)
                                  (unaudited)



                                                                    June 30,                 June 30,
For the Year Ended:                                                   1998                    1997
------------------                                             ------------------      -------------------

Net Earnings                                                      $   128,749             $    50,423

Net Earnings Applicable to Common Stock:
   Basic                                                          $   118,641             $    35,409
   Diluted                                                        $   128,749             $    35,409

Average Shares Outstanding:
   Basic                                                               52,354                  49,095
   Diluted                                                             72,270                  55,169

Earnings Per Share:
   Basic                                                          $      2.27             $      0.72
   Diluted                                                        $      1.78             $      0.64

Average Balances:
  Loans receivable                                                $12,382,205             $11,341,678
  Mortgage-backed securities                                        2,309,968               2,243,784
  Investments                                                         938,874                 939,209
                                                                -------------           -------------
    Total interest-earning assets                                 $15,631,047             $14,524,671
                                                                =============           =============

  Deposits                                                        $ 9,769,682             $ 8,959,092
  Borrowings                                                        5,421,997               5,074,311
                                                                -------------           -------------
    Total interest-bearing liabilities                            $15,191,679             $14,033,403
                                                                =============           =============

  Total assets                                                    $16,587,881             $15,202,508

  Stockholders' equity:
    Common                                                        $ 1,011,910             $   855,358
    Preferred                                                         115,535                 124,975
                                                                -------------           -------------
      Total                                                       $ 1,127,445             $   980,333
                                                                =============           =============

Profitability Ratios:
  Return on average assets (ROAA):
      Pre-Tax:
          Reported ROAA                                                  1.34%                   0.57%
          Operating ROAA (b)                                             1.49%                   1.09%
      After-Tax:
          Reported ROAA                                                  0.78%                   0.33%
          Operating ROAA (b)                                             0.87%                   0.63%
  Return on average equity (ROAE):
    Reported ROAE                                                       11.42%                   5.14%
    Operating ROAE (b)                                                  12.76%                   9.81%

Efficiency Ratios                                                       54.56%                  56.04%


                       Highlights Continued on Next Page

               GOLDEN STATE BANCORP FOURTH QUARTER EARNINGS (a)
                       FINANCIAL HIGHLIGHTS (Continued)
                                (in thousands)
                                  (unaudited)

                                                                  June 30,           June 30,
For the Year Ended:                                                 1998               1997
------------------                                               ----------         ----------

Loan Volume:
  Loans originated                                               $1,604,275         $  817,873
  Loans purchased                                                 2,720,739          2,430,461
  Mortgage-backed securities purchased                              584,101            498,066
  Loans sold                                                        344,348             78,809
  Mortgage-backed securities sold                                   294,767             42,222

New Commitments Under Lines of Credit:
  Consumer                                                       $  171,356         $  150,759
  Commercial                                                        276,608            158,922
                                                                 ----------         ----------
    Total                                                        $  447,964         $  309,681
                                                                 ==========         ==========

Net Charge-offs/(Recoveries) by Type:
  Single-family 1-4 units residential                            $   10,971         $   25,606
  Multi-family residential:
    5 to 36 units                                                     6,239             10,748
    37 or more units                                                    265              5,612
  Non-residential real estate                                         4,820             11,837
  Consumer                                                            2,507              1,981
  Commercial                                                     $   (2,349)            (3,507)
                                                                 ----------         ----------
    Total                                                        $   22,453         $   52,277
                                                                 ==========         ==========


                       Highlights Continued on Next Page

               GOLDEN STATE BANCORP FOURTH QUARTER EARNINGS (a)
                       FINANCIAL HIGHLIGHTS (Continued)
                 (dollars in thousands except per-share data)
                                  (unaudited)

                                                        June 30,             March 31,            June 30,
At Period End:                                           1998                 1998                 1997
-------------                                        ------------         ------------         ------------
Total assets                                         $ 18,116,737         $ 15,924,250         $ 16,218,259
Cash and investment portfolio                             611,627              831,448              885,356
Loans receivable, net                                  13,774,580           11,807,318           11,905,093
Mortgage-backed securities                              2,375,363            2,178,372            2,279,534
Allowance for loan losses                                 156,482              146,382              163,759
Deposits                                               10,698,265            9,692,874            9,356,909
Borrowings                                              5,852,945            4,824,073            5,567,464
Stockholders' equity:
  Common                                             $  1,123,240         $    999,322         $    896,524
  Preferred                                               115,437              115,550              115,550
                                                     ------------         ------------         ------------
    Total                                            $  1,238,677         $  1,114,872         $  1,012,074
                                                     ============         ============         ============
Book value per common share                          $      20.24         $      19.47         $      17.81
Tangible book value per common share                 $      16.99         $      17.67         $      15.83
Common shares outstanding                              55,485,151           51,327,541           50,348,509

Interest Rate Spread:
  Loans and mortgage-backed securities                       7.55%                7.59%                7.58%
  Investment portfolio                                       6.17%                6.51%                7.10%
    Loans and investment portfolio                           7.50%                7.53%                7.55%
  Deposits                                                   4.06%                4.06%                4.37%
  Borrowings                                                 5.61%                5.62%                5.72%
    Deposits and borrowings                                  4.61%                4.58%                4.87%
  Interest rate spread                                       2.89%                2.95%                2.68%
  Adjusted interest rate spread (c)                          2.99%                3.08%                2.79%

Non-Performing Assets and Restructured Loans:
  Non-accrual loans                                  $     95,994         $    102,788         $    140,295
  REO and other assets                                     38,275               34,848               64,663
                                                     ------------         ------------         ------------
  Total non-performing assets                        $    134,269         $    137,636         $    204,958
                                                     ============         ============         ============

  Restructured loans                                 $     21,465         $     20,123         $     31,064
                                                     ============         ============         ============

Non-Performing Assets and Restructured
 Loans Ratios (d):
  Non-accrual loans                                          0.53%                0.65%                0.86%
  REO and other assets                                       0.21%                0.21%                0.40%
                                                     ------------         ------------         ------------
  Total non-performing assets                                0.74%                0.86%                1.26%
                                                     ============         ============         ============

  Restructured loans                                         0.12%                0.13%                0.19%
                                                     ============         ============         ============

                       Highlights Continued on Next Page

               GOLDEN STATE BANCORP FOURTH QUARTER EARNINGS (a)
                       FINANCIAL HIGHLIGHTS (Continued)
                            (dollars in thousands)
                                  (unaudited)


                                                               June 30,            March 31,             June 30,
At Period End:                                                  1998                1998                  1997
-------------                                               ------------         ------------         ------------
Gross Loan Portfolio:
  Single-family 1-4 units residential                       $ 10,355,638         $  8,902,036         $  8,821,828
  Multi-family residential:
    5 to 36 units                                              1,504,858            1,407,887            1,477,549
    37 or more units                                             313,575              312,143              345,052
  Non-residential real estate                                  1,358,880              983,954            1,207,013
  Commercial                                                     290,515              258,821              160,061
  Consumer                                                       150,050              137,803              120,685
                                                            ------------         ------------         ------------
    Total                                                   $ 13,973,516         $ 12,002,644         $ 12,132,188
                                                            ============         ============         ============

Deposit Composition:
  Checking                                                  $  1,812,869         $  1,705,459         $  1,198,011
  Passbook                                                       477,199              429,398              452,225
  Money market                                                 2,379,249            2,196,104            2,119,553
                                                            ------------         ------------         ------------
    Total daily access accounts                                4,669,317            4,330,961            3,769,789
                                                            ------------         ------------         ------------
  Short-term certificates (1 year or less)                     2,494,525            2,615,983            2,703,538
  Long-term certificates (over 1 year)                         3,199,049            2,494,327            2,700,906
  Jumbo and brokered certificates                                335,374              251,603              182,676
                                                            ------------         ------------         ------------
    Total certificate accounts                                 6,028,948            5,361,913            5,587,120
                                                            ------------         ------------         ------------
       Total deposits                                       $ 10,698,265         $  9,692,874         $  9,356,909
                                                            ============         ============         ============



Deposit Composition:
  Checking                                                          17.0%                17.6%                12.8%
  Passbook                                                           4.5%                 4.4%                 4.8%
  Money market                                                      22.2%                22.7%                22.7%
                                                            ------------         ------------         ------------
    Total daily access accounts                                     43.7%                44.7%                40.3%
                                                            ------------         ------------         ------------
  Short-term certificates (1 year or less)                          23.3%                27.0%                28.9%
  Long-term certificates (over 1 year)                              29.9%                25.7%                28.9%
  Jumbo and brokered certificates                                    3.1%                 2.6%                 1.9%
                                                            ------------         ------------         ------------
    Total certificate accounts                                      56.3%                55.3%                59.7%
                                                            ------------         ------------         ------------
       Total deposits                                              100.0%               100.0%               100.0%
                                                            ============         ============         ============

(a) Golden State Bancorp Inc's fiscal year ends June 30.
(b) Net earnings adjusted to exclude non-recurring items.
(c) Net interest income annualized at the rates in effect as of the reported date divided by the balance of interest-earning assets as of such date.
(d) As a percentage of total assets.

               GOLDEN STATE BANCORP FOURTH QUARTER EARNINGS (a)
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                (in thousands)

                                                       June 30,               March 31,              June 30,
                  ASSETS                                 1998                   1998                   1997
                                                    --------------         -------------          -------------
Cash and amounts due from banks                        $311,278               $284,113               $221,557
Federal funds sold and assets
  purchased under resale agreements                     172,000                520,000                632,000
Certificates of deposit (substantially restricted)        2,200                  2,805                  4,005
Other debt and equity securities available for sale     126,149                 24,530                 27,794
Mortgage-backed securities held to maturity, net        914,593                995,038              1,162,825
Mortgage-backed securities available for sale         1,460,770              1,183,334              1,116,709
Loans receivable, net                                13,742,673             11,795,753             11,886,090
Loans held for sale                                      31,907                 11,565                 19,003
Real estate held for sale or investment                   6,327                  6,124                  8,689
Real estate acquired in settlement of loans              37,393                 33,466                 61,500
Interest receivable                                     114,009                 98,169                102,940
Investment in capital stock of Federal Home
  Loan Bank, at cost                                    300,339                271,749                259,587
Premises and equipment, at cost, less
  accumulated depreciation                              146,893                142,288                134,936
Mortgage servicing assets                               243,314                247,914                284,472
Goodwill and other intangible assets                    180,463                 92,510                 99,533
Other assets                                            326,429                214,892                196,619
                                                    -----------            -----------            -----------
                                                    $18,116,737            $15,924,250            $16,218,259
                                                    ===========            ===========            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY


LIABILITIES:
Deposits                                            $10,698,265             $9,692,874             $9,356,909
Securities sold under agreements to repurchase          175,551                      -                768,682
Borrowings from the Federal Home Loan Bank            5,613,458              4,824,000              4,788,000
Other borrowings                                         63,936                     73                 10,782
Other liabilities and accrued expenses                  281,806                212,424                221,540
Income taxes payable                                     45,044                 80,007                 60,272
                                                    -----------            -----------            -----------
    Total liabilities                                16,878,060             14,809,378             15,206,185
                                                    ===========            ===========            ===========

STOCKHOLDERS' EQUITY:
Preferred stock                                           4,617                  4,622                  4,622
Common stock                                             60,173                 51,328                 50,349
Additional paid-in capital                            1,049,822                813,913                793,111
Net unrealized holding loss on debt
   and equity securities available for sale              (1,607)                (2,003)                (1,154)
Retained earnings (substantially restricted)            283,787                247,012                165,146
Common stock in treasury, at cost                      (158,115)                     -                      -
                                                    -----------            -----------            -----------
    Total stockholders' equity                        1,238,677              1,114,872              1,012,074
                                                    -----------            -----------            -----------
                                                    $18,116,737            $15,924,250            $16,218,259
                                                    ===========            ===========            ===========

               GOLDEN STATE BANCORP FOURTH QUARTER EARNINGS (a)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (in thousands)

                                                                    Three Months Ended
                                                      ---------------------------------------------
                                                         June 30,       March 31,        June 30,
                                                          1998            1998            1997
                                                      -------------   ------------     ------------
Interest income:
  Loans receivable                                      $255,817        $225,950        $223,181
  Mortgage-backed securities                              37,064          36,588          37,566
  Investments                                             12,182          14,025          15,600
                                                        --------        --------        --------
    Total interest income                                305,063         276,563         276,347
                                                        --------        --------        --------
Interest expense:
  Deposits                                               107,347          97,733         101,176
  Short-term borrowings                                    1,331           7,515           4,738
  Other borrowings                                        76,708          63,657          70,565
                                                        --------        --------        --------
    Total interest expense                               185,386         168,905         176,479
                                                        --------        --------        --------

  Net interest income                                    119,677         107,658          99,868
Provision for loan losses                                 (2,144)         (1,577)          3,878
                                                        --------        --------        --------
  Net interest income after
    provision for loan losses                            121,821         109,235          95,990

Other income:
  Loan servicing income, net                               5,487           5,999           8,317
  Other fees and service charges                          19,301          17,570          15,666
  Gain (loss) on sale of loans, net                        1,202            (406)            (16)
  Gain (loss) on sale of mortgage-backed
    securities, net                                        3,239           1,191            (231)
  Other income (loss), net                                   184              28             (51)
                                                        --------        --------        --------
    Total other income                                    29,413          24,382          23,685
                                                        --------        --------        --------

Other expenses:
  Compensation and employee benefits                      35,346          35,103          29,772
  Occupancy expense, net                                   8,970           7,917           8,414
  Regulatory insurance                                     2,095           1,920           2,558
  Other general and administrative
    expenses                                              30,781          28,031          27,067
                                                        --------        --------        --------
    Total general and administrative expenses             77,192          72,971          67,811
  SAIF Special Assessment                                      -               -         (3,153)
  Legal expense - Goodwill lawsuit                         3,814           5,254          10,338
  Acquisition and restructuring costs                      3,506             946               -
  Operations of real estate held
    for sale or investment                                    26              20             219
  Operations of real estate acquired
    in settlement of loans                                (1,544)         (2,785)            717
  Amortization of goodwill and
    other intangible assets                                3,050           2,002           1,606
                                                        --------        --------        --------
    Total other expenses                                  86,044          78,408          77,538
                                                        --------        --------        --------

Earnings before income tax provision                      65,190          55,209          42,137
Income tax provision                                      25,890          23,188          17,843
                                                        --------        --------        --------
    Net earnings                                        $ 39,300        $ 32,021        $ 24,294
                                                        ========        ========        ========

               GOLDEN STATE BANCORP FOURTH QUARTER EARNINGS (a)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (in thousands)

                                                                                 Fiscal Year Ended June 30,
                                                                       ------------------------------------------
                                                                            1998                         1997
                                                                       -------------                -------------
Interest income:
  Loans receivable                                                        $  950,265                   $  861,858
  Mortgage-backed securities                                                 149,749                      149,551
  Investments                                                                 57,931                       61,547
                                                                          ----------                   ----------
    Total interest income                                                  1,157,945                    1,072,956
                                                                          ----------                   ----------
Interest expense:
  Deposits                                                                   408,300                      405,182
  Short-term borrowings                                                       37,591                       18,642
  Other borrowings                                                           271,894                      270,148
                                                                          ----------                   ----------
    Total interest expense                                                   717,785                      693,972
                                                                          ----------                   ----------
  Net interest income                                                        440,160                      378,984
Provision for loan losses                                                     (1,727)                      25,204
                                                                          ----------                   ----------
  Net interest income after
    provision for loan losses                                                441,887                      353,780

Other income:
  Loan servicing income, net                                                  28,550                       33,795
  Other fees and service charges                                              69,526                       56,901
  Gain (loss) on sale of loans, net                                              605                         (291)
  Gain (loss) on sale of mortgage-backed
    securities, net                                                            4,562                       (1,804)
  Other income, net                                                            1,645                           62
                                                                          ----------                   ----------
    Total other income                                                       104,888                       88,663
                                                                          ----------                   ----------
Other expenses:
  Compensation and employee benefits                                         135,966                      114,270
  Occupancy expense, net                                                      34,215                       31,777
  Regulatory insurance                                                         7,843                       16,317
  Other general and administrative
    expenses                                                                 115,646                      100,860
                                                                          ----------                   ----------
    Total general and administrative expenses                                293,670                      263,224
  SAIF Special Assessment                                                          -                       55,519
  Legal expense - Goodwill lawsuit                                            19,045                       24,058
  Acquisition and restructuring costs                                          6,939                            -
  Operations of real estate held
    for sale or investment                                                      (664)                         935
  Operations of real estate acquired
    in settlement of loans                                                    (3,111)                       6,623
  Amortization of goodwill and
    other intangible assets                                                    9,151                        5,530
                                                                          ----------                   ----------
    Total other expenses                                                     325,030                      355,889
                                                                          ----------                   ----------
Earnings before income tax provision                                         221,745                       86,554
Income tax provision                                                          92,996                       36,131
                                                                          ----------                   ----------
    Net earnings                                                          $  128,749                   $   50,423
                                                                          ==========                   ==========